Exhibit (a)(47)

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                      Supplement No. 3 Dated April 25, 2006
             Relating to the Amended and Restated Offer to Purchase
                         Dated May 24, 2005, as amended
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                             LOLA BROWN TRUST NO. 1B

                   Has Amended Its Offer to Purchase for Cash
               Up to 1,620,000 Outstanding Shares of Common Stock
                                       of
                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
                                       at
                              $19.89 Net Per Share

      THE OFFER AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 15, 2006, UNLESS THE
                           OFFER IS FURTHER EXTENDED.


                                                                  April 25, 2006

To Our Clients:

     Enclosed for your consideration is the Supplement No. 3 dated April 25, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended (the "Third Supplement") (which, together with the Supplement No. 2 dated January 3, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended (the "Second Supplement"), the Supplement dated September 13, 2005 relating to the Amended and Restated Offer to Purchase dated May 24, 2005 (the "First Supplement"), the Amended and Restated Offer to Purchase dated May 24, 2005 (the "Restated Offer"), any further amendments or supplements thereto and the related letter of transmittal, collectively constitute the "Offer"), relating to the Offer by the Lola Brown Trust No. 1B, an irrevocable grantor trust domiciled and administered in Alaska (the
"Purchaser") to purchase up to 1,620,000 shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation ("NRL"), on the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of shares held by us for your account. A tender of those shares can be made only by us as the holder of record and pursuant to your instructions. The letter of transmittal was previously furnished to you for your information only and cannot be used to tender shares held by us for your account.

     To the extent you have not already provided us with instructions, we request instructions as to whether you wish to tender any or all of the shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

          1. The Offer price remains $19.89 per share, net to you in cash (subject to applicable withholding of United States federal, state and local taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer.

          2. The Purchaser continues to seek to purchase up to 1,620,000 shares in the Offer. If more than 1,620,000 shares are tendered, the Purchaser will purchase 1,620,000 shares on a pro-rata basis.

          3. The Offer is conditioned upon the conditions to the Offer described in Section 14 of the Restated Offer.

          4. The Offer and withdrawal rights have been extended and will expire at 5:00 P.M., New York City time, on Tuesday, August 15, 2006, unless the Offer is further extended.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the depositary or the information agent or, except as set forth in Instruction 6 of the letter of transmittal, transfer taxes on the purchase of shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the letter of transmittal.

     If you wish to have us tender any of or all the shares held by us for your account and have not already returned the instruction form set forth below, please instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all such shares will be tendered unless you otherwise specify below. Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the expiration date.

     In all cases, payment for shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Colbent Corporation (the "depositary") of (1) the certificates for (or a timely book-entry confirmation (as defined in the Restated Offer) with respect to) such shares, (2) a letter of transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Restated Offer, an agent's message (as defined in the Restated Offer), and (3) any other documents required by the letter of transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for shares or book-entry confirmations with respect to shares are actually received by the depositary.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction.

                        INSTRUCTION FORM WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     UP TO 1,620,000 SHARES OF COMMON STOCK

                                       OF

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Supplement No. 3 dated April 25, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended, your letter enclosing the Supplement No. 2 dated January 3, 2006 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, as amended, your letter enclosing the Supplement dated September 13, 2005 relating to the Amended and Restated Offer to Purchase dated May 24, 2005, your letter enclosing the Amended and Restated Offer to Purchase dated May 24, 2005, your letter enclosing the Supplement No. 4 dated January 25, 2005 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement No. 3 dated October 26, 2004 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement No. 2 dated October 14, 2004 relating to the Offer to Purchase dated September 10, 2004, as amended, your letter enclosing the Supplement dated October 1, 2004 relating to the Offer to Purchase dated
September 10, 2004, and your letter enclosing the Offer to Purchase dated September 10, 2004 and the related letter of transmittal relating to the offer by the Lola Brown Trust No. 1B to purchase up to 1,620,000 outstanding shares of common stock, par value $0.0001 per share (the "shares"), of Neuberger Berman Real Estate Income Fund Inc., a Maryland corporation.

     This will instruct you to tender the number of shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, all the shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*                --------------------------------

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          shares
                                                          Signature(s)

Dated:
       -------------------------, 200_

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                                                    Please Type or Print Name(s)

                                            Address(es) (including Zip Code(s)):

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                                            Area Code and Telephone No.:


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                                 Taxpayer Identification or Social Security No.:

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* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.